RAC Financial Group, Inc.
November 14, 1996
Page 1







                                November 14, 1996



RAC Financial Group, Inc.
1250 W. Mockingbird Lane
Dallas, Texas 75247

         RE:      RAC FINANCIAL GROUP, INC.
                  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This firm has acted as special counsel to RAC Financial Group, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 875,000 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of the Company that may be issued by the Company pursuant to the exercise of incentive and/or nonqualified stock options ("Options") granted or that may be granted under the plans and agreements included in the Registration Statement (collectively, the "Plans").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, this firm has examined and relied upon the original, or copies identified to its satisfaction, of (1) the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as this firm has deemed necessary for the expression of the opinions contained herein.

         In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to the firm by the Company, without independent check or verification of their accuracy.


CORPDAL:57804.1  28835-00011

RAC Financial Group, Inc.
November 14, 1996
Page 2




         Based upon this firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Company presently has available a sufficient number of shares of authorized but unissued and/or treasury shares of Common Stock from which may be issued the Shares of Common Stock proposed to be sold pursuant to the exercise of Options. Assuming that

                  (1) the outstanding Options are duly granted, and the Options to be granted in the future will be duly granted in accordance with the terms of the respective Plan;

                  (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options; and

                  (3) the consideration for shares of Common Stock issued pursuant to the exercise of each Option is actually received by the Company as provided in the respective Plans and exceeds the par value of such shares;

then the Shares of Common Stock that may be issued in accordance with the terms of the Plans pursuant to the exercise of Options will be, when and if issued, duly and validly issued, fully paid and nonassessable.

         This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm included in or made a part of the Registration Statement.


CORPDAL:57804.1  28835-00011

RAC Financial Group, Inc.
November 14, 1996
Page 3



         In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                             Sincerely,

                                             JENKENS & GILCHRIST,
                                             a Professional Corporation


                                             By:      /s/ Ronald J. Frappier
                                                      Ronald J. Frappier
                                                      Authorized Signatory

RJF/kc




CORPDAL:57804.1  28835-00011